UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

(Amendment No.  )

Filed by the Registrant  ☐          Filed by a Party other than the Registrant  ☒

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to Section 240.14a-12

SOLITRON DEVICES, INC.

(Name of Registrant as Specified In Its Charter)

ERIKSEN CAPITAL MANAGEMENT LLC

CEDAR CREEK PARTNERS LLC

H. TIMOTHY ERIKSEN

DAVID W. POINTER

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 21, 2015, Tim Eriksen posted the following on a message board concerning Solitron Devices, Inc. located at http://cornerofberkshireandfairfax.ca/.

We filed a preliminary proxy this morning. Sure would have preferred that the Board would have just listened to shareholders.

On June 2, 2015, Mr. Eriksen posted the following on a message board concerning Solitron Devices, Inc. located at http://cornerofberkshireandfairfax.ca/.

Saraf’s options are detailed in the 10-K, Item 7.

Regarding LaPlante and Rios - I think you are confusing the company with another. Neither is involved with Solitron to the best of my knowledge.

On June 2, 2015, Mr. Eriksen posted the following on a message board concerning Solitron Devices, Inc. located at http://cornerofberkshireandfairfax.ca/.

I unfortunately cannot comment on how it is going. I am certainly interested in what shareholders are thinking.

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Additional Information and Where to Find It

On June 5, 2015, Eriksen Capital Management LLC, Cedar Creek Partners LLC, H. Timothy Eriksen and David W. Pointer (collectively, “Eriksen Capital”) filed an amended preliminary proxy statement in connection with the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Solitron Devices, Inc. (the “Company”). Prior to the Annual Meeting, Eriksen Capital will furnish a definitive proxy statement to the Company’s stockholders, together with a GOLD proxy card. STOCKHOLDERS ARE URGED TO READ ERIKSEN CAPITAL’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Detailed information regarding the names, affiliations and interests of individuals who are participants in Eriksen Capital’s solicitation of proxies from the Company’s stockholders is available in Eriksen Capital’s preliminary proxy statement.

Stockholders may obtain, free of charge, Eriksen Capital’s preliminary proxy statement, any amendments or supplements thereto and other relevant documents filed by Eriksen Capital with the Securities and Exchange Commission (the “SEC”) in connection with the Annual Meeting at the SEC’s website (http://www.sec.gov). Copies of Eriksen Capital’s definitive proxy statement, any amendments and supplements thereto, and any other relevant documents filed by Eriksen Capital with the SEC in connection with the Annual Meeting will also be available, free of charge, by writing to Eriksen Capital’s proxy solicitor, InvestorCom, Inc., 65 Locust Avenue, Suite 302, New Canaan, CT 06840 or by calling toll-free at (877) 972-0090.